Exhibit 99.1

Charles & Colvard, Ltd. Receives Non-Compliance Letter from Nasdaq

RESEARCH TRIANGLE PARK, N.C., October 24, 2024 – Charles & Colvard, Ltd. (“Charles & Colvard” or the “Company”) (Nasdaq: CTHR) today announced that on October 18, 2024, it received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires the timely filing of all required periodic reports (the “Listing Rule”), as a result of not having timely filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2024 (the “Form 10-K”), with the Securities and Exchange Commission (the “SEC”). The Form 10-K was due on September 30, 2024. The Company filed a Notification of Late Filing on Form 12b-25 with the SEC on October 1, 2024.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq. Under Nasdaq rules, the Company has 60 calendar days, or until December 17, 2024, to regain compliance with the Listing Rule or to submit to Nasdaq a plan to regain compliance with the Listing Rule (the “Plan”). If Nasdaq accepts the Company’s Plan, then Nasdaq may grant the Company up to 180 calendar days from the Form 10-K filing due date, or until April 14, 2025 to regain compliance. If Nasdaq does not accept the Company’s Plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company is working diligently to complete its Form 10-K and plans to file its Form 10-K as promptly as practicable to regain compliance with the Listing Rule.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes that fine jewelry should be as ethical as it is exquisite. Charles & Colvard is the original creator of lab grown moissanite (a rare gemstone formed from silicon carbide). The Company brings revolutionary gems and fine jewelry to market by using exclusively Made, not Mined™ above ground gemstones and a dedication to 100% recycled precious metals. The Company's Forever One™ moissanite and Caydia® lab grown diamond brands provide exceptional quality, incredible value and a conscious approach to bridal, high fashion, and everyday jewelry. Charles & Colvard was founded in 1995 and is based in North Carolina's Research Triangle Park region. For more information, please visit https://www.charlesandcolvard.com/.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “plan,” “expect,” “will,” “working,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, the expected filing of its Form 10-K and ability to regain compliance under the Nasdaq listing rule. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission, including the risks and uncertainties described in more detail in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and subsequent reports filed with the SEC. For example, there can be no assurance that the Company will regain compliance with the Listing Rule during any compliance period or in the future, or otherwise meet Nasdaq compliance standards. Forward-looking statements speak only as of the date they are made. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Charles & Colvard Corporate Contact:

Clint J. Pete

Chief Financial Officer

Charles & Colvard, Ltd.

919-468-0399

ir@charlesandcolvard.com